Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02717) pertaining to the Vencor, Inc. 1987 Incentive Compensation Program; the Registration Statement (Form S-8 No. 333-25519) pertaining to the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan; the Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors; the Registration Statement (Form S-3 No. 333-65642) pertaining to the Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; the Registration Statement (Form S-8 No. 333-107951) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan; the Registration Statement (Form S-3 No. 333-126021) pertaining to the common stock of Ventas, Inc.; the Registration Statement (Form S-8 No. 333-126639) pertaining to the Ventas Employee and Director Stock Purchase Plan; the Registration Statement (Form S-3 No. 333-133115) pertaining to securities of Ventas, Inc. and subsidiaries; the Registration Statement (Form S-8 No. 333-136175) pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors; the Registration Statement (Form S-3 No. 333-141119) pertaining to the common stock of Ventas, Inc.; and the Registration Statement (Form S-3 No. 333-141605) pertaining to the common stock of Ventas, Inc., of our report dated February 16, 2007 (except for Notes 6, 13, and 19, as to which the date is October 10, 2007), with respect to the consolidated financial statements and schedule of Ventas, Inc., and our report dated February 16, 2007, with respect to Ventas, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Ventas, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Chicago, Illinois

October 10, 2007